Exhibit 10.1

AFC ENTERPRISES, INC.

FIRST AMENDMENT

TO CREDIT AGREEMENT

This FIRST AMENDMENT, dated as of November 1, 2012 (this “Amendment”), to the Credit Agreement, dated as of December 23, 2010, (the “Credit Agreement”) is entered into by and among AFC ENTERPRISES, INC., a Minnesota corporation (the “Borrower”), the LENDERS party thereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P.MORGAN SECURITIES, LLC, and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED as Joint Lead Arrangers and Joint Bookrunners, and BANK OF AMERICA, N.A., as Syndication Agent. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

WHEREAS, Borrower has requested that the Lenders agree to make amendments to certain provisions of the Credit Agreement to permit Project Viking Expenditures and Project Viking Pre-Opening Expenses (as such terms are defined below) to be temporarily excluded from the calculation of the Fixed Charge Coverage Ratio and to exempt certain real estate from mortgage requirements, subject to the terms and conditions set forth herein;

WHEREAS, the Lenders have agreed to amend certain provisions of the Credit Agreement, in each case in the manner, and on the terms and conditions, provided for herein;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENT AGREEMENT DEFINITIONS

1.1 Definitions

A. “First Amendment” means the amendment to the Credit Agreement dated as of November 1, 2012.

B. “First Amendment Effective Date” means the date on or prior to November 20, 2012 upon which all the conditions precedent set forth in Section 3 of the First Amendment are satisfied.

SECTION 2. AMENDMENTS TO CREDIT AGREEMENT

2.1 Amendments to Article I: Definitions

A. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Bankruptcy Code” means Chapter 11 of Title 11, U.S.C. §§ 101, et seq., as amended.

“Bankruptcy Court” means the United States Bankruptcy Court District of Minnesota.

“Encumbrances” means any lien, encumbrance, claim (as defined in Section 101(5) of the Bankruptcy Code), right, demand, charge, mortgage, deed of trust, option, pledge, security interest or similar interest, hypothecation, right of first refusal, preemptive right, judgment, conditional sale or other title retention agreement that are customarily remedied or terminated under applicable law by order of the Bankruptcy Court upon a sale pursuant to Sections 363 and 365 of the Bankruptcy Code (the “Sale Order”), excluding any contracts or leases assumed by Borrower.

“Project Viking Acquisition” means the Permitted Acquisition of twenty nine (29) restaurants located in California and Minnesota previously operated under another brand and the acquisition of the associated real property fee and/or leasehold interests, in each case from Wagstaff Management Corporation, a California corporation, Wagstaff Minnesota, Inc., a California corporation, Wagstaff Properties Minnesota, LLC a California limited liability company, Wagstaff Properties, LLC, a California limited liability company, D&D Property Investments, LLC, a California limited liability company, and D&D Food Management, Inc. (collectively, the “Viking Seller”), upon a sale pursuant to Sections 363 and 365 of the Bankruptcy Code.

“Project Viking Assets” means the assets which are the subject of the Project Viking Acquisition.

“Project Viking Expenditures” means any capital expenditures otherwise included in the calculation of Consolidated Capital Expenditures and any Consolidated Rental Expense incurred in connection with the Project Viking Acquisition, each made solely to maintain, protect, preserve, secure, prepare, renovate, repair, lease, re-image, dispose and equip certain of the facilities that are the subject of the Borrower’s Project Viking Acquisition, up to a maximum of $15,000,000, inclusive of Project Viking Pre-Opening Expenses. For clarification, to the extent that the sum of Project Viking Expenditures and Project Viking Pre-Opening Expenses exceeds $15,000,000 in the aggregate, such excess shall not constitute Project Viking Expenditures.

“Project Viking Pre-Opening Expenses” means pre-opening restaurant expenses including utilities, temporary fencing, lot maintenance, security and insurance costs incurred in connection with the Project Viking Acquisition, up to a maximum of $15,000,000, inclusive of Project Viking Expenditures. For clarification, to the extent that the sum of Project Viking Expenditures and Project Viking Pre-Opening Expenses exceeds $15,000,000 in the aggregate, such excess shall not constitute Project Viking Pre-Opening Expenses.

B. Section 1.01 of the Credit Agreement is hereby amended by amending the following definition:

“Consolidated Capital Expenditures” shall be deleted in its entirety and replaced with the following:

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP as in effect on the date hereof, are included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries; provided, however, Consolidated Capital Expenditures shall not include expenditures made from the proceeds of any insurance or condemnation payments (or payments made in lieu of condemnation) received by Borrower and its Subsidiaries and used to repair or replace the damaged property with respect to which such proceeds were received or the purchase price paid in Permitted Acquisitions.

2.2 Amendment to Article V: Affirmative Covenants

A. Notwithstanding Section 5.11 (Additional Subsidiaries and Real Property Assets), the Real Property Assets and Real Property Leases acquired in the Project Viking Acquisition shall not be subject to the Collateral and Guarantee Requirement and Borrower shall not be required to deliver any Additional Mortgages with respect to such interests, provided that, notwithstanding anything to the contrary set forth in Section 6.02, Borrower shall not grant any Lien upon same to secure any Indebtedness other than the Obligations and shall not permit any Lien to exist upon same other than Permitted Encumbrances.

2.3 Amendment to Article VI: Negative Covenants

A. Section 6.11 (Minimum Fixed Charge Coverage Ratio) is hereby amended to read as follows:

As of the last day of any fiscal quarter ending on or after the Closing Date until the last day of the third fiscal quarter of 2012, the Borrower will not permit the ratio of (i) Consolidated EBITDAR less provisions for current taxes based upon or determined by reference to income of Borrower and its Subsidiaries and payable in cash with respect to such period less Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges, in each case for the period of four consecutive fiscal quarters ending on or most recently ended prior to such day to be less than 1.25:1.00.

For the period beginning on the first day of the fourth fiscal quarter of 2012 and ending on the last day of the fourth fiscal quarter of 2013, the Borrower will not permit the ratio of (i) Consolidated EBITDAR, plus, without duplication the Project Viking Pre-Opening Expenses to the extent such amounts (a) have been deducted from Consolidated Net Income in calculating Consolidated EBITDAR or (b) have not been added back to Consolidated EBITDAR, less provisions for current taxes based upon or determined by reference to income of Borrower and its Subsidiaries and payable in cash with respect to such period less Consolidated Capital Expenditures (other than and excluding Project Viking Expenditures) to (ii) Consolidated Fixed Charges (other than and excluding Project Viking Expenditures), in each case for the period of four consecutive fiscal quarters ending on or most recently ended prior to such day to be less than 1.25:1.00.

For the period beginning on the first day of the first fiscal quarter of 2014, and ending on the last day of any fiscal quarter thereafter, the Borrower will not permit the ratio of (i) Consolidated EBITDAR less provisions for current taxes based upon or determined by reference to income of Borrower and its Subsidiaries and payable in cash with respect to such period less Consolidated Capital Expenditures to (ii) Consolidated Fixed Charges, in each case for the period of four consecutive fiscal quarters ending on or most recently ended prior to such day to be less than 1.25:1.00.

SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS

3.1 The effectiveness of the amendments set forth at Section 2 hereof are subject to the satisfaction, or waiver, of the following conditions on or before the date hereof:

A. The Borrower, the Required Lenders and each Subsidiary Loan Party shall have indicated their consent to this Amendment by the execution and delivery of the applicable signature pages to the Administrative Agent.

B. As of the First Amendment Effective Date, after giving effect to this Amendment, the representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

C. As of the First Amendment Effective Date, after giving effect to this Amendment, no event shall have occurred and be continuing that would constitute an Event of Default or a Default.

D. The Administrative Agent shall have received a certificate from an authorized officer of the Borrower, certifying that (i) no Default or Event of Default has occurred and is continuing or would result from the Project Viking Acquisition, and (ii) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to the Project Viking Acquisition, with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance.

E. The Administrative Agent shall have received a copy of the order entered by the Bankruptcy Court that (i) includes a specific finding that Borrower is a good faith purchaser of the Project Viking Assets within the meaning of §363(m) of the Bankruptcy Code and is entitled to the protections of §363(m) of the Bankruptcy Code, and (ii) states that the sale of the Project Viking Assets to Borrower shall be free and clear of all Encumbrances.

F. As of the First Amendment Effective Date, the Borrower shall have paid all fees and other amounts due and payable, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under any Loan Document.

SECTION 4. REPRESENTATIONS AND WARRANTIES

In order to induce Required Lenders to enter into this Amendment, each applicable Loan Party represents and warrants to each Lender, as of the date hereof and upon giving effect to this Amendment, that the representations and warranties contained in each of the Loan Documents are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.

SECTION 5. ACKNOWLEDGMENT AND CONSENT

5.1 Each Subsidiary Loan Party has (i) guarantied the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure such obligations.

5.2 Each Subsidiary Loan Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Subsidiary Loan Party hereby confirms that each Security Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Security Documents, the payment and performance of all Obligations under the Credit Agreement and the Obligations (as such term is defined in the Security Documents) under the Security Documents, as the case may be, including without limitation the payment and performance of all such Obligations under the Credit Agreement and the Obligations under the Security Documents in respect of the Obligations of Borrower now or hereafter existing under or in respect of the Credit Agreement, as amended hereby, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the Obligations under the Credit Agreement and the Obligations under the Security Documents (whether at stated maturity, by acceleration or otherwise).

5.3 Each Subsidiary Loan Party acknowledges and agrees that any of the Security Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Subsidiary Loan Party represents and warrants that all representations and warranties contained in the Credit Agreement, as amended hereby, and the Security Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

5.4 Each Subsidiary Loan Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Loan Party to any future amendments to the Credit Agreement.

SECTION 6. MISCELLANEOUS

6.1 This Amendment shall be binding upon the parties hereto and the Lenders and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Loan Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders.

6.2 In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.3 On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

6.4 Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

6.5 The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

6.6 Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

6.7 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.8 This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of this Page Intentionally Left Blank – Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	AFC ENTERPRISES, INC.,

	By:	/s/ H. Melville Hope, III
Name: H. Melville Hope, III
Title: CFO

SUBSIDIARY LOAN PARTY:	AFC PROPERTIES, INC.

	By:	/s/ H. Melville Hope, III
Name: H. Melville Hope, III
Title: CFO

LENDERS:	JPMORGAN CHASE BANK, N.A., individually as a Lender and as Administrative Agent

	By	/s/ Antje B. Focke
Name: Antje B. Focke
Title: Senior Underwriter

By signing below, you have indicated your consent to the First Amendment Institution Name: BANK OF AMERICA, N.A.

By	/s/ John H. Schmidt
Name: John H. Schmidt
Title: Senior Vice President

By signing below, you have indicated your consent to the First Amendment Institution Name: AMEGY BANK, N.A.

By	/s/ William B. Pyle
Name: William B. Pyle
Title: Executive Vice President

By signing below, you have indicated your consent to the First Amendment Institution Name: FIFTH THIRD BANK, an Ohio Banking Company

By	/s/ Dan Komitor
Name: Dan Komitor
Title: Senior Relationship Manager

By signing below, you have indicated your consent to the First Amendment Institution Name: CAPITAL ONE, NATIONAL ASSOCIATION

By	/s/ Jacob J Villere
Name: Jacob J Villere
Title: VP - US Coporate Banking

By signing below, you have indicated your consent to the First Amendment Institution Name: WELLS FARGO BANK, N.A.

By	/s/ Maureen S. Malphus
Name: Maureen S. Malphus
Title: Vice President

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